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                                                                Exhibit 10.12




                             RENT REBATE AGREEMENT


        This Rent Rebate Agreement (the "Agreement") is entered into as of November 1,1995, between LEKNARF ASSOCIATES, L.L.C., a New Jersey Limited Liability Company, with its principal place of business at 100 Lehigh Drive, Fairfield, New Jersey ("Lessor") and GARDEN STATE NUTRITIONALS, INC., a New Jersey corporation, with its principal place of business at 100 Lehigh Drive, Fairfield, New Jersey ("Lessee").

        Whereas, Lessor and Lessee are parties to that certain commercial lease (the "Lease") dated as of November 1,1995, for premises known as B Henderson Drive, West Caldwell, New Jersey (the "Leased Premises");

        Whereas, Lessee desires to make substantial capital improvements to the Leased Premises;

        Whereas, Lessor desires that Lessee makes such capital improvements which will add value to the Leased Premises and has agreed to rebate a portion of the rent to be paid under the Lease in consideration of Lessee's making such improvements.

        NOW THEREFORE, the parties agree as follows:

        1. Lessee shall cause substantial improvements to be made at the Leased Premises, including but not limited to renovations to the warehouse and build-out of corporate offices.

        2. Lessee shall make all improvements in compliance with all laws, rules, regulations and ordinances of any applicable municipal, state and federal agency having jurisdiction and in accordance with the terms and provisions of the Lease.

        3. All improvements shall become a part of the Leased Premises, and shall (unless otherwise required by Lessor by written notice delivered within 30 days of the expiration or earlier termination of the Lease) be surrendered to Lessor with the Leased Premises at the expiration or earlier termination of the Lease. Lessee shall maintain all improvements in good condition and repair.

        4. In consideration of the foregoing, Lessor shall grant Lessee a rent rebate in the amount of $169,000 per annum for each year of the initial five (5) year term. The rebate shall be paid to Lessee in equal monthly installments upon evidence reasonably acceptable to Lessor is making the aforementioned capital improvements.





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        5.       Except as expressly provided herein, the Lease and all of the terms, covenants and conditions thereof remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Rent Rebate Agreement to be executed the day and year first above written.

                                LEKNARF ASSOCIATES L.L.C.

                                By: /s/ Edward M. Frankel
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                                        Edward M. Frankel
                                        Title:


                                GARDEN STATE NUTRITIONALS, INC.


                                By: /s/ Stephen J. Young
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                                        Stephen J. Young
                                        Vice President, Finance